                       2,900,000 Shares of Common Stock


                            SUIZA FOODS CORPORATION


                            UNDERWRITING AGREEMENT


                           ___________________, 1997



BEAR, STEARNS & CO. INC.
A.G. EDWARDS & SONS, INC.
     as Representatives of the
     several Underwriters named in
     Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

          Suiza Foods Corporation, a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") 2,200,000 shares of its common stock, par value $.01 per share (the "Common Stock"), and certain stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters 700,000 shares of the Common Stock, for an aggregate of 2,900,000 shares of Common Stock (the "Firm Shares"). The Selling Stockholders also propose, subject to the terms and conditions stated herein, to sell to the Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 435,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.

     1.   Representations and Warranties.

          A. The Company represents and warrants to, and agrees with, the Underwriters that:

          (a)  The Company has filed with the Securities and Exchange
     Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form S-1 (No. 333-18263), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A and paragraph (d) of Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement," and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 or 430A of the Regulations.

          (b) Neither the Commission nor the Blue Sky or securities authority of any jurisdiction has issued a stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement or suspending the registration or qualification of the Shares, nor, to the Company's knowledge, has any of such authorities instituted or threatened to institute any proceedings with respect to a stop order.

          (c) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date (as hereinafter respectively defined), if any, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto to pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (c), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

          (d) Deloitte & Touche LLP, who have certified the financial statements and schedules included in the Registration Statement, are independent public accountants with regard to the Company as required by the Act and the Regulations.

          (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a material adverse change that would affect the Company's ability to perform its obligations under this Agreement, the Company's condition (financial or other) or the results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations that were incurred or undertaken in the ordinary course of business or are disclosed or reflected in the Registration Statement and the Prospectus.

          (f) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

          (g) The execution and delivery do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or
     (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or, to the extent binding on the Company or its properties or assets, any material judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          (h) All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. The Company had, at September 30, 1996, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares, and the Additional Shares, when issued, will conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (i) All offers and sales of (i) the Common Stock by the Company (other than the Shares); (ii) any other securities of the Company;
     (iii) any securities of Suiza Holdings, L.P.,

     Suiza Holdings, Inc., Suiza Dairy Corporation, Suiza Fruit Corporation and Neva Plastics Manufacturing Corp. after December 13, 1993; (iv) any securities of Velda Holdings, L.P., Velda Holdings, Inc., OC Holdings, Inc., and Velda Farms, L.P., after April 13, 1994; and (v) any securities of Reddy Ice Corporation after September 1992 were (A) issued and sold pursuant to a registration statement declared effective under the Act or
     (B) at all relevant times exempt from the registration requirements of the Act and, in either case, were the subject of an available exemption from the registration requirements of applicable state securities or Blue Sky laws.

          (j) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, franchises, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, including, but not limited to, all permits, licenses or other approvals required of them under applicable federal and state food manufacturing, processing and distribution, occupational safety and health and environmental laws and regulations to conduct their respective businesses (except where the failure to obtain such consents, approvals, authorizations, orders, registrations, qualifications, franchises, licenses and permits could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole), and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially financially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

          (k) All of the outstanding capital stock of the Company's subsidiaries are duly and validly issued, fully paid and nonassessable and are owned by the Company free and clear of any liens, mortgages, pledges, charges, security interests, claims, encumbrances and other defects in title whatsoever, except for those created or imposed under the Senior Credit Facility (as defined in the Prospectus).

          (l) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, lease, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole, or in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body, the violation of which would have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole, including, but not limited to, any federal or state law or regulation relating to manufacturing, processing and distributing dairy, ice or other food products, to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials.

          (m) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which might result in any material adverse change or any development involving a material adverse change that would affect the Company's ability to perform its obligations under this Agreement, the Company's condition (financial or other) or the results of operations of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement and the Prospectus.

          (n) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

          (o) The historical financial statements, including the notes thereto, and schedules included in the Registration Statement and the Prospectus present fairly, on the basis stated therein, the financial position of the Company and the pre-acquisition companies of the Combined Entities (as defined in the Prospectus) as of the dates of such financial statements and the results of such operations for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise disclosed in the Registration Statement; the schedules included in the Registration Statement present fairly the information required to be stated therein; and the other historical financial data of the Company and its subsidiaries included in the Registration Statement and the Prospectus are materially accurate and prepared on a basis consistent with such financial statements and schedules and the books and records of the Company.

          (p) Except as described in the Registration Statement and the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

          (q) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

          (r) The Common Stock currently outstanding is included, and upon notice of issuance or sale, as the case may be, the Firm Shares to be issued and sold by the Company will be approved for inclusion, on the Nasdaq National Market.

          (s) The Company and its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described and elsewhere in the Prospectus, subject to no lien, mortgage, pledge, charge, security interest, claim, encumbrance or other defect in title of any kind except those, if any, created or imposed under the Senior Credit Facility, or reflected in such financial statements or elsewhere in the Prospectus or such as are not material to the Company and its subsidiaries taken as a whole. The Company and its subsidiaries hold their respective leased properties that are material to the Company and its subsidiaries taken as whole under valid and binding leases, except for such imperfections in title to the leasehold estates as are not material and do not interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries.

          (t) The Company, together with its subsidiaries, owns and possesses all right, title and interest in and to, or has duly licensed from third parties a valid and enforceable right to use, all trademarks, copyrights, patents, trade secrets and other proprietary rights (collectively, the "Trade Rights") presently employed by the Company and its subsidiaries in connection with their business as described in the Prospectus, whether such Trade Rights are registered or unregistered, except where the failure to own, possess or license the same would not have a material adverse effect on the Company and its subsidiaries taken as a whole. None of the Company or its subsidiaries have received any notice of infringement, misappropriation or conflict from any third party as to the material Trade Rights which has not yet been resolved or disposed of and none of the Company or its subsidiaries have infringed, misappropriated or otherwise conflicted with the Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

          (u) There are no agreements, contracts, leases or other documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or by the Regulations that have not been described or referred to therein or filed as required.

          (v) The Company and its subsidiaries have filed all necessary federal, state and Puerto Rico income and franchise tax returns required to be filed through the date hereof and have paid all taxes when due, except where the failure to file or pay such taxes, in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company and its subsidiaries, or their respective properties or assets, that would have a material adverse effect on the Company's ability to perform its obligations under this Agreement, the Company's condition (financial or other) or the results of operations of the Company or its subsidiaries taken as a whole.

          (w) The Company and each of its subsidiaries maintain a system of internal accounting controls that, taken as a whole, are sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

          (y) No labor disputes with the employees of the Company or its subsidiaries exist or are threatened or imminent that could result in a material adverse change that would affect the Company's ability to perform its obligations under this Agreement, the Company's condition

     (financial or other) or the results of operations of the Company or its subsidiaries taken as a whole, except as described in the Prospectus.

          (z) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), relating to doing business with the Government of Cuba or any person or affiliate located in Cuba.

               B. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each of the several Underwriters that:

          (a) Such Selling Stockholder has (i) caused a certificate or certificates for the number of Shares to be sold by such Selling Stockholder hereunder to be delivered to the Company, endorsed in blank or with blank stock powers duly executed, with signatures appropriately guaranteed, such certificate or certificates to be held in the custody of the Company, in accordance with the terms of a custody agreement in the form heretofore delivered to you, for delivery pursuant to the provisions hereof on the Closing Date and the Additional Closing Date, if any, and (ii) granted an irrevocable power of attorney to the Company, as such Selling Stockholder's attorney-in-fact (the "Attorney-In-Fact") in the form heretofore delivered to you (the custody agreement, together with the irrevocable power of attorney, executed by such Selling Stockholder being hereinafter collectively referred to as the "Custody Agreement").

          (b) The execution, delivery and performance of this Agreement and the Custody Agreement by or on behalf of such Selling Stockholder and the consummation of the transactions contemplated hereby and thereby will not (i) violate or conflict with the charter or bylaws or applicable trust agreement or partnership agreement of such Selling Stockholder if it is a corporation, trust or a partnership, (ii) conflict with or result in the breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to the terms of any material agreement, trust agreement, partnership agreement, instrument, franchise, license or permit to which such Selling Stockholder is a party or by which such Selling Stockholder or any of such Selling Stockholder's property or assets may be bound, or (iii) violate or conflict with any material judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over such Selling Stockholder or such Selling Stockholder's properties or assets.

          (c) Such Selling Stockholder has, and at the time of delivery of the Shares to be sold by such Selling Stockholder, such Selling Stockholder will have, full legal right, power, authority and capacity, and, except as required under the Act and state securities and Blue Sky laws, all necessary consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, as are required for the execution, delivery and performance of this Agreement and the Custody Agreement and the consummation of the transactions contemplated hereby and thereby, including the sale, assignment, transfer and delivery of the Shares to be sold, assigned, transferred and delivered by such Selling Stockholder hereunder.

          (d) Each of this Agreement and the Custody Agreement has been duly authorized (if applicable) and duly and validly executed and delivered by such Selling Stockholder and is a valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by applicable federal or state securities laws or the public policy underlying such laws and except to the extent the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles.

          (e) Such Selling Stockholder has good, valid and marketable title to the Shares to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of all liens, pledges, encumbrances, claims, security interests, stockholders' agreements, voting trusts, other defects in title whatsoever and restrictions on transfer (other than those restrictions on transfer imposed by the Act and the securities or Blue Sky laws of certain jurisdictions), with full power to sell and deliver such Shares hereunder, and, upon the delivery of and payment for such Shares as herein contemplated, each of the Underwriters will acquire good, valid and marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of all liens, pledges, encumbrances, claims, security interests, stockholders agreements, voting trusts, other defects in title whatsoever and restrictions on transfer (other than those restrictions on transfer imposed by the Act and the securities or Blue Sky laws of certain jurisdictions).

          (f) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which constituted or which was designed to constitute or which might be reasonably expected to cause or result in stabilization or manipulation of the price of the shares of Common Stock.

          (g) When the Registration Statement shall become effective, when any amendment to the Registration Statement becomes effective, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, and when any amendment of or supplement to the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, such parts of the Registration Statement and the Prospectus and any amendments thereof and supplements thereto that relate to such Selling Stockholder and are based upon information furnished to the Company by or on behalf of such Selling Stockholder expressly for use therein will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (h) The share ownership shown in the Prospectus under the caption "Selling Stockholders" with respect to such Selling Stockholder is correct.

          (i) Except as described in the Registration Statement and the Prospectus, or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, such Selling Stockholder (i) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement, and (ii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company.

          (j) Except as described in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, such Selling Stockholder does not possess any registration rights with respect to any securities of the Company.

     2.   PURCHASE, SALE AND DELIVERY OF THE SHARES.

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company and the Selling Stockholders, at a purchase price per share of $________, the number of Firm Shares set forth opposite the respective names of the Underwriters in
Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

          (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 of the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company and to the Selling Stockholders by wire transfers of same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

          (c) In addition, the Selling Stockholders, severally and not jointly, hereby grant to the Underwriters the option to purchase, severally and not jointly, up to 435,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time (but not more than once), in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company and the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); PROVIDED, HOWEVER, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

          If the Underwriters exercise such option in part, the Additional Shares shall be sold with each Selling Stockholder selling shares in the proportion that the number of shares of such Selling Stockholder subject to such option bears to the total number of shares subject to such option granted by the Selling Stockholders. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Firm Shares being purchased, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment for the Additional Shares shall be made to the Selling Stockholders by wire transfers of same day funds at the office of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

     3. OFFERING. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

     4.   COVENANTS.

          A.   The Company covenants and agrees with the Underwriters that:

          (a) If the Registration Statement has not yet been declared effective the Company will use its reasonable best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A or Rule 434 is used or the filing of the Prospectus or supplement to the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed) or such supplement to the Prospectus pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (iv) of the receipt of any comments from the Commission, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof. The Company will notify you of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus as soon as reasonably practicable after such filing.

          (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

          (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

          (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (f) During the period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc. ("Bear Stearns"), issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its officers and directors and such of its stockholders as have been heretofore designated by you and listed on
     Schedule III attached hereto (the "Designated Stockholders") not to engage, without your prior written consent, in any of the aforementioned transactions on their own behalf, other than (i) the Company's sale of Shares hereunder, (ii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options, (iii) grants of options to purchase Common Stock or awards of restricted stock pursuant to option and restricted stock plans in existence on the date hereof, provided such options are not exercisable within such 90-day period, and
     (iv) the pledge of shares of Common Stock by any such officers, directors or stockholders, provided that the pledgee agrees in writing to be bound by the same restrictions in the event of foreclosure on the pledged shares.

          (g) Registration rights with respect to Common Stock that have been granted by the Company to its directors, officers, or Designated Stockholders are not exercisable prior to April 22, 1997 unless the public market price of the Common Stock at the time of such exercise is at least $16.80 per share.

          (h) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

          (i) The Company will apply the net proceeds from the sale of the Shares in the manner described in "Use of Proceeds" in the Prospectus.

          (j) The Company will not, within one year from the date of this Prospectus, take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise in violation of applicable securities laws.

     B. Each Selling Stockholder covenants and agrees with the several Underwriters that:

          (a) During a period of 90 days from the effective date of the Registration Statement, no Selling Stockholder (including such Selling Stockholder's successors, assigns, heirs and legatees) will, without the prior written consent of Bear Stearns, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any Common Stock other than in accordance with the terms of this Agreement. Except as otherwise expressly provided in the immediately preceding sentence, such Selling Stockholder agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of shares of Common Stock held by such Selling Stockholder during such 90-day period without your prior written consent.

          (b) In the event that the Underwriters exercise their option to purchase the Additional Shares, such Selling Stockholder will advise the Attorney-in-Fact before the Additional Closing Date if any statement to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 6(f) would be inaccurate if made as of the Additional Closing Date.

          (c) Such Selling Stockholder will cooperate with the Company in endeavoring to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and will make such applications, file such document and furnish such information as may be reasonably required for that purpose.

     5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the Agreement Among Underwriters) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market,
(v) filing fees of the Commission and the NASD, (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar; provided, however, that each Selling Stockholder will pay any transfer or other taxes payable with respect to the sale of its Shares hereunder.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (or in the case of the Additional Shares, as of the Additional Closing Date), to the absence from any certificates, opinions, written statements or letters furnished to you or to Gardere & Wynne, L.L.P., ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus or a supplement to the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date you shall have received the opinion of Hughes & Luce, L.L.P., counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable, was not issued in violation of preemptive rights under the Delaware General Corporation Law, the laws of Puerto Rico, the certificates of incorporation or the bylaws of each of the Company's subsidiaries or, to such counsel's knowledge, any other agreement or instrument and, to such counsel's knowledge, is owned directly or indirectly by the Company, free and clear of any material lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever, except those created or imposed under the Senior Credit Facility which would have a material adverse effect on the Company.

               (ii) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock, including without limitation the Firm Shares and Additional Shares, if any, sold by the Selling Stockholders hereunder, are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Firm Shares to be delivered by the Company on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights under the Delaware General Corporation Law, the Company's certificate of incorporation or its bylaws or, to such counsel's knowledge, any other agreement or instrument. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

               (iii) The form of certificates for the Shares complies in all material respects with the requirements of the Delaware General Corporation Law and the Company's bylaws.

               (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

               (v) To the knowledge of such counsel, there is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending, or, to such counsel's knowledge, threatened against, or involving the properties or business of, the Company or its subsidiaries which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

               (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company and its subsidiaries do not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound, except for the creation or imposition of any liens, charges or encumbrances pursuant to the Senior Credit Facility as disclosed in the Prospectus, or (B) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company or any of its subsidiaries, or, to the knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. To the knowledge of such counsel, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required by the NASD or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

               (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

               (viii) The Registration Statement is effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made within the time period required by such Rule 424(b).

               (ix) The descriptions in the Registration Statement and the Prospectus of the provisions of the certificate of incorporation and bylaws of the Company accurately reflect, in all material respects, such provisions.

               (x) The descriptions in the Registration Statement and the Prospectus, as regards any part of the Registration Statement or the Prospectus not purporting to be made on authority of an expert, of the provisions of statutes, regulations, government proceedings, agreements and contracts, if any, accurately reflect, in all material respects, such provisions.

               (xi) To the knowledge of such counsel, neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or bylaws and neither the Company nor any of its subsidiaries is in default under (and no event has occurred which with notice, lapse of time or both would constitute a breach of or a default under) any agreement, license, mortgage, deed of trust, loan or credit agreement, indenture or instrument filed as an exhibit to the Registration Statement, which violation or default would have a material adverse effect on the Company and its subsidiaries taken as a whole.

               (xii) To the knowledge of such counsel after due inquiry, there are no agreements, contracts, leases or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement by the Act or by the Regulations that are not described or referred to therein or filed as required.

               (xiii) Neither the Company nor any of its subsidiaries is an "investment company" or a company "controlled" by an "investment company"," within the meaning of the Investment Company Act of 1940 and, upon its receipts of any proceeds from the sale of the Shares, will not become or be deemed to be an "investment company" thereunder.

               (xiv) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed, have participated in the preparation of the Registration Statement and the Prospectus and, although such counsel is not passing upon, and does not assume responsibility for and has not verified, the accuracy, completeness and fairness of, the statements contained in the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, on the basis of the foregoing and without independent check or verification, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and Rule 434(d), if applicable), or any amendment thereof made prior to the

     Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained as of the date thereof or contains at the Closing Date an untrue statement of a material fact or omitted as of the date thereof or omits at the Closing Date to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement and the Prospectus).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws, provided that copies of any such opinions shall be delivered to Underwriters' Counsel; and
(B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel for the Company and, in their opinion, you and they are entitled in relying thereon.

          (c) At the Closing Date and Additional Closing Date, if any, you shall have received the favorable opinion of ______________________________, counsel for the Selling Stockholders, dated the Closing Date or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) This Agreement and the Custody Agreement have been duly executed and delivered by or on behalf of each Selling Stockholder.

               (ii) To the knowledge of such counsel, each Selling Stockholder that is not a natural person has the requisite power and authority to enter into and to perform its obligations under this Agreement and the Custody Agreement and to sell, transfer, assign and deliver the Shares to be sold by such Selling Stockholder pursuant hereto.

               (iii) The Shares to be sold by the Selling Stockholders to the Underwriters pursuant to this Agreement have been duly and validly authorized and issued, are fully paid and nonassessable.

               (iv) To the knowledge of such counsel, no consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits are required for the execution, delivery and performance of this Agreement and the Custody Agreement, and the consummation of the transactions contemplated hereby by any Selling Stockholder, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion), and (2) such as have been made or obtained under the Act.

               (v) To the knowledge of such counsel, upon the delivery of and payment for the Shares to be sold by the Selling Stockholders pursuant to this Agreement as herein contemplated, and assuming each Underwriter takes delivery without knowledge of any adverse claims, such Underwriter will be a bona fide purchaser with respect to such shares within the meaning of Article VIII of the UCC and will acquire all rights of such Selling Stockholder in such Shares, free and clear of all adverse claims.

     In rendering its opinion hereunder, such counsel may rely: (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel and familiar with the applicable laws and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders, provided that copies of any such certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Selling Stockholders shall state that the opinion of any such other counsel is in form satisfactory to such counsel for the Selling Stockholders and, in their opinion, you and they are justified in relying thereon. A copy of the opinion of any such other counsel shall be attached to the opinion of such counsel for the Selling Stockholders.

          (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Firm Shares by the Company, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company and the Selling Stockholders shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate and (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

          (f) At the Closing Date and the Additional Closing Date, if any, you shall have received a certificate executed by the Attorney-in-Fact on behalf of the Selling Stockholders, dated the Closing Date or the Additional Closing Date, as the case may be, to the effect that the representations and warranties of such Selling Stockholders set forth in Section 1 hereof are accurate, and that as of the Closing Date or the Additional Closing Date, as the case may be, the obligations of such Selling Stockholders to be performed hereunder on or prior thereto have been duly performed.

          (g) At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Deloitte & Touche LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance satisfactory to you, to the effect that:

               (i) They are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them.

               (ii) In their opinion, the financial statements and schedules of the Company and the pre-acquisition companies of the Combined Entities included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder.

               (iii) On the basis of procedures consisting of a reading of the latest available monthly consolidated financial statements of the Company and its subsidiaries, reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to December 31, 1995, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to December 31, 1995, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to December 31, 1995, there were, as of the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock, increases in long-term indebtedness or decreases in consolidated net current assets or stockholders' equity of the Company or its subsidiaries, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (B) that during the period from January 1, 1996 to the date of the most recent available monthly consolidated financial statements of the Company and its subsidiaries, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total net sales, total income before income taxes or net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (C) the unaudited pro forma financial information of the Company included in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Act and the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such pro forma financial information.

               (iv) They have compared specific dollar amounts, numbers of shares, percentages of net sales and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting and financial records of the Company and its subsidiaries, or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

          (h) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Deloitte & Touche LLP, independent public accountants for Swiss Dairy, a Corporation ("Swiss Dairy") as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that:

               (i) They are independent certified accountants with respect to Swiss Dairy, within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them.

               (ii) In their opinion, the financial statements and schedules of Swiss Dairy included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder.

          (i) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from KPMG Peat Marwick, LLP, independent public accountants for Garrido & Compania, Inc. ("Garrido"), as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that:

               (i) They are independent certified accountants with respect to Garrido within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them.

               (ii) In their opinion, the financial statements and schedules of Garrido included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder.

          (j) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Barnard, Vogler & Co., independent public accountants for Model Dairy, Inc. ("Model Dairy"), as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that:

               (i) They are independent certified accountants with respect to Model Dairy, within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them.

               (ii) In their opinion, the financial statements and schedules of Model Dairy included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder.

          (k) Prior to the Closing Date and the Additional Closing Date, if any, the Company and the Selling Stockholders shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (l) You shall have received from each person who is a director or officer of the Company or a Designated Stockholder an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Bear Stearns, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 90 days after the date of the Prospectus, other than the pledge of shares of Common Stock by any such director, officer or Designated Stockholder, provided that the pledgee agrees in writing to be bound by such restrictions in the event of foreclosure on the pledged shares.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing, or by telephone, telex or telegraph, confirmed in writing.

     7.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; and PROVIDED FURTHER, that the indemnification rights in this Section 7(a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, liability, claim, damage or expense arising from the sale of Shares by such Underwriter to any person if a copy of the Prospectus, as amended or supplemented, shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus, as amended or supplemented, provided that the Company delivered the Prospectus, as amended or supplemented, to the several Underwriters on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement. The Company will not, without the prior written consent of Underwriters purchasing more than 50% of the Firm Shares, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          (b) Each Selling Stockholder, severally and not jointly (in the proportion that the number of Shares sold by such Selling Stockholder bears to the total number of Shares sold pursuant hereto), agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder, directly or through such Selling Stockholder's representative, expressly for use therein. This indemnity will be in addition to any liability which any such Selling Stockholder may otherwise have, including under this Agreement. In no case shall any Selling Stockholder be liable or responsible for any amount that exceeds the net proceeds actually received by it from the sale of its Shares pursuant to this Agreement.

          (c) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each Selling Stockholder, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or any Sellling Stockholder within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Underwriters will not, without the prior written consent of the Company settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company, the Selling Stockholders, or each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement or each person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Company, the Selling Stockholders, each such director, each such officer and each such controlling person from all liability arising out of such claim, action, suit or proceeding. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page and in the nine paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action (in which case such indemnifying party shall pay such fees and expenses), (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

     8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and any Selling Stockholder any contribution received by the Company or such Selling Stockholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the total proceeds from the offering (net of underwriting discounts and commissions, but before deducting expenses) received by the Selling Stockholders and (z) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this
Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) in no case shall any Selling Stockholder be liable or responsible for any amount that exceeds the proceeds actually received by him from the sale of his Shares pursuant to this Agreement, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Selling Stockholder, and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i), (ii) and (iii) of this Section
8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

     9.   Default by an Underwriter.

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, respectively, such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in
Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Additional Shares shall thereupon terminate, without liability on the part of the Selling Stockholders with respect thereto (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters, the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

          (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

     10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters, the Selling Stockholders and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any Selling Stockholder or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

     11.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

          (a) This Agreement shall become effective at such time after notification of the effectiveness of the Registration Statement as you, the Company and the Selling Stockholders shall agree upon the purchase price per Share. If the purchase price per Share has not been agreed upon prior to 5:00 p.m., New York time, on the seventh full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Stockholders or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you and the Selling Stockholders or by joint action only of the Selling Stockholders directly or the Attorney-in-Fact on behalf of all the Selling Stockholders by notifying the Company and you or by you by notifying the Company and the Selling Stockholders. Notwithstanding the foregoing, the provisions of Sections 1, 5, 7 and 8 hereof shall survive termination pursuant to this Section 11.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, by notice to the Company and the Selling Stockholders from you, if (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder; or (ii) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (iii) trading in the Common Stock shall have been suspended or materially limited on the Nasdaq National Market, or minimum or maximum prices shall have been fixed or maximum ranges for prices shall have been required on the Nasdaq National Market, the listing of the Common Stock on the Nasdaq National Market shall have been terminated, or the Company shall have been notified that such suspension or termination is being contemplated; or (iv) trading on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on such exchanges by such exchanges or by order of the Commission or any other regulatory body or governmental authority having jurisdiction; or (v) a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (vi) (A) the United States becomes engaged in hostilities (other than those hostilities, if any, in which the United States may be engaged on the date of this Agreement) or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been material and adverse change in political, financial or economic conditions, and if the effect of any such event in (A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Sections 9(b) or 11(b)(ii)-(vi) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof, the Company and the Selling Stockholders will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

     12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 3811 Turtle Creek Boulevard, Suite 1300, Dallas, Texas 75219, Attention: Chief Executive Officer; if sent to a Selling Stockholder, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to _________________________________________________
____________________________________________.

     13. PARTIES. You represent that you are authorized to act on behalf of the Underwriters, and the Company and the Selling Stockholders shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Underwriters when the same shall have been given by you on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Selling Stockholders and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

     14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     If the foregoing correctly sets forth the understanding between you, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                   Very truly yours,

                                   SUIZA FOODS CORPORATION




                                   By:
                                      -----------------------------------------
                                      Gregg L. Engles, Chief Executive Officer


                                   SELLING STOCKHOLDERS



                                   --------------------------------------------


                                   --------------------------------------------


                                   --------------------------------------------



                                   By:
                                      -----------------------------------------
                                        _____________________, Attorney-in-Fact
                                        for the Selling Stockholders named in
                                        in Schedule II hereto


Accepted as of the date first above written.

BEAR, STEARNS & CO. INC.
A.G. EDWARDS & SONS, INC.

By:  Bear, Stearns & Co. Inc.


     By:
        --------------------------------
     Name:
          ------------------------------
     Title:
           -----------------------------

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                  SCHEDULE I




                                                             Number of
                                                           Shares to be
Name of Underwriter                                        be Purchased
-------------------                                        -------------
Bear, Stearns & Co. Inc.  . . . . . . . . . . . . .
A.G. Edwards & Sons, Inc. . . . . . . . . . . . . .



                    Total. . . . . . . . . . . . . .         2,900,000
                                                             ---------
                                                             ---------

                                 SCHEDULE II


                            SELLING STOCKHOLDERS
                            --------------------

William Aaronson
Cletes O. Beshears
BP Puerto Rico, Inc.
Canaan Capital Limited Partnership
Canaan Capital Offshore Limited Partnerhsip C.V.
Gregg L. Engles
William L. Farrell
Robert L. Kaminski
Niels Larsen
John W. Madden

                                 SCHEDULE III


                           DESIGNATED STOCKHOLDERS
                           -----------------------


William Aaronson
Cletes O. Beshears
Gayle O. Beshears
BP Puerto Rico, Inc.
Canaan Capital Limited Partnership
Canaan Capital Offshore Limited Partnership C.V.
Robert Cottet
Graham D. Davis
Gregg L. Engles
William L. Farrell
Todd Follmer
James Green
John Hancock Life Insurance Company of America
John Hancock Mutual Life Insurance Company
Robert L. Kaminski
Niels Larsen
John W. Madden
William A. McCormack
Neva Holdings, Inc.
Hector M. Nevares
Pacific Mutual Life Insurance Company
PM Group Life Insurance Company
Norm Rasmussen
Hunt E. Silcock 1994 Trust
James Silcock, Jr. 1994 Trust
Suiza Profit Sharing Plan